Exhibit 23.1

Consent of Independent Registered Public Accounting Firm.

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 Nos. 333-78471, 333-78467, 333-78469, 333-78473, 333-50418, 333-50202, 333-65044, 333-102060, 333-111803, 333-125463 and 333-125464) pertaining to the 1998 Employee Stock Purchase Plan, the Amended and Restated 1997 Stock Incentive Plan, the 1989 Stock Option Plan, the 1998 Director Stock Option Plan, the 1990 Incentive Stock Option Plan, the 1997 Incentive Stock Option Plan, the 2000 Stock Incentive Plan, and the 2000 Employee Stock Purchase Plan of Bottomline Technologies (de), Inc.

2)	Registration Statement (Form S-3 Nos. 333-43842, 333-50810, 333-62330, 333-73366, 333-102064 and 333-116196) of Bottomline Technologies (de), Inc.

of our report dated July 29, 2004, except for Note 11, as to which the date is June 1, 2005, with respect to the consolidated financial statements and schedule of Bottomline Technologies (de), Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 1, 2005